EXHIBIT 99.1

Press Release

For More Information Contact:
Michael M. Ciaburri
President and Chief Executive Officer
John H. Howland
Executive Vice President and Chief Operating Officer
(203) 782-1100

Southern Connecticut Bancorp, Inc. Reports Fourth Quarter Results

New Haven, Connecticut (February 1, 2008) – Southern Connecticut Bancorp, Inc. (“Company”), (AMEX:SSE), the holding company for the Bank of Southern Connecticut, announced its results today for the fourth quarter and results for year ended December 31, 2007.

For the three months ended December 31, 2007, the Company showed a loss of ($397,175) or ($0.13) per share, compared to a profit of $100,658 or $0.03 per share for the three months ended December 31, 2006.  For the year ended December 31, 2007, the Company reported a net loss of ($531,014) or ($0.18) per share, compared to a net loss of ($117,794) or ($0.04) per share for the year ended December 31, 2006.

During the fourth quarter the Company realized two non-recurring items that significantly impacted its earnings.  The retirement of the former chairman from the Board of Directors changed the nature of a consulting agreement associated with his retirement, and the Company determined that with the former Chairman’s decision to step down from the Board of Directors, his consulting agreement is deemed a post-retirement benefit.  As such, the Company accrued the present value of the remaining cash payments under the contract.  This amounted to a charge of $279,860 to earnings in the fourth quarter.  Also in the fourth quarter, the Company decided to sell a property located in Clinton, Connecticut that was formerly held as a potential site for a branch of The Bank of Southern Connecticut.  Based on this decision, the asset was reclassified as Held for Sale and written down to the current market value of the property (net of expenses), resulting in a charge of $88,885 to earnings in the fourth quarter.

Total Assets at December 31, 2007 were $130.6 million; Net Loans were $85.9 million, and Total Deposits were $110.3 million.  During the fourth quarter The Bank of Southern Connecticut’s management began a new program to enhance its underwriting processes.  These enhancements will improve the quality of the Bank’s assets, reduce expense in the process, and expedite approval for the Bank’s commercial customers.  The immediate impact of these new measures caused a slow down in asset generation in the fourth quarter.  However, management anticipates that the improved processes will improve results in 2008 and beyond.

The Bank’s Net Interest Margin for the year ended December 31, 2007 was 4.89%  compared to 5.27% for the year ended December 31, 2006.  Net Interest Margin for the three months ended December 31, 2007 was 4.85%.  While still strong relative to its peers, the Company’s Net Interest Margin has been negatively impacted by the overall interest rate market.

“The subprime problems facing our nation have caused all banks to review their portfolios,” said Michael M. Ciaburri, President & Chief Executive Officer of Southern Connecticut Bancorp, Inc. and The Bank of Southern Connecticut.  “While The Bank of Southern Connecticut has no direct exposure to subprime residential lending, all banks are feeling the impact of the situation on the overall economy.  We made the conscious decision to increase our general loan loss reserve factors in response to issues raised by the subprime situation.”

 “The Company made several decisions in 2007 that will improve operating results in 2008,” said John H. Howland, Executive Vice President and Chief Operating Officer of Southern Connecticut Bancorp, Inc. and The Bank of Southern Connecticut.  “Acceleration of certain expenses combined with a commitment to improvement in operations have hampered our results in 2007, but have created a solid platform for the Company in 2008 and beyond.”

The Company announced the sale of its New London branch, The Bank of Southeastern Connecticut, a division of The Bank of Southern Connecticut on November 14, 2007 to Savings Institute in Willimantic, Connecticut.  The transaction is expected to close in February 2008.

About Southern Connecticut Bancorp, Inc.

Southern Connecticut Bancorp, Inc. is a commercial bank holding company dedicated to serving the banking needs of businesses located Greater New Haven area.  Southern Connecticut Bancorp owns 100% of The Bank of Southern Connecticut, headquartered in New Haven Connecticut.  The Bank of Southern Connecticutis a provider of commercial banking services to a client base of small to midsized companies with annual sales typically ranging from $1,000,000 to $30,000,000.  The Bank’s services include a wide range of deposit, loan and other basic commercial banking products along with a variety of consumer banking products.  The Bank currently operates five branches, two in New Haven, Connecticut, one in Branford, Connecticut, one in North Haven, Connecticut, and one in New London, Connecticut.

Certain statements contained in this release and in other written materials and statements we may issue, including without limitation statements containing the word “believes”, “anticipates”, “intends”, “expects”, “estimates”, “could”, “would”, “will”, or words of similar import, constitute forward-looking statements within the meaning of the federal securities laws.

Such forward-looking statements involve risks, uncertainties and other factors that may cause our actual future results, performance or achievements to be materially different from any future results expressed or implied by such forward-looking statements. Such factors include, among others, a limited operating history and volatility of earnings, our dependence on our executive management and Board of Directors, our business concentration in small to midsized businesses in the New Haven and New London, Connecticut areas, as well as changes in our business, competitive market and regulatory conditions and strategies. Additional information concerning factors that could impact forward-looking statements can be found in the company’s periodic public filings with the Securities and Exchange Commission and in the section captioned “Risk Factors” in our prospectus filed on June 17, 2004.  Given these uncertainties, readers are cautioned not to place any undue reliance on such forward-looking statements. We disclaim any intent or obligation to update these forward-looking statements to reflect facts, assumptions, circumstances or events that occur after the date on which such forward-looking statements were made.

FINANCIAL HIGHLIGHTS
SOUTHERN CONNECTICUT BANCORP, INC.

	December 31	December 31
BALANCE SHEET DATA	2007	2006
Loans Receivable ( net of allowance for loan losses)	$85,995,128	$75,306,255
Loans Held for Sale, Fair Value	354,606	118,223
Investment Securities	5,265,679	8,054,821
Deposits:
Checking - Non Interest Bearing	27,798,388	29,463,030
Checking - Interest Bearing	1,286,356	1,930,695
NOW	4,506,137	3,054,492
Money Market	40,721,374	36,324,952

Savings	1,654,000	2,107,354
Time Deposits	31,456,137	28,392,997
Total Deposits	107,422,392	101,273,520

Repurchase Agreements	544,341	883,603

Total Assets	130,403,907	124,262,545

Total Shareholders' Equity	20,127,150	20,331,849

	Three Months	Three Months	Year	Year
	Ended	Ended	Ended	Ended
STATEMENT OF OPERATIONS DATA	December 31, 2007	December 31, 2006	December 31, 2007	December 31, 2006
Interest Income	$2,361,807	$2,081,791	$9,143,381	$7,080,124
Interest Expense	843,456	745,789	3,377,776	2,223,065

Net Interest Income	1,518,351	1,336,002	5,765,605	4,857,059
Provision for Loan Losses	92,018	(3,314)	538,480	253,495
Net Interest Income after Provision	1,426,333	1,339,316	5,227,125	4,603,564

Noninterest Income	213,930	169,700	960,495	804,066

Noninterest Expense	2,037,438	1,408,358	6,718,634	5,525,424

Net Income (Loss)	$(397,175)	$100,658	$(531,014)	$(117,794)

Net Interest Margin	4.85%	4.93%	4.89%	5.27%

PER SHARE DATA
Basic Income (Loss) per Share	$(0.13)	$0.03	$(0.18)	$(0.04)
Diluted Income (Loss) per Share	$(0.13)	$0.03	$(0.18)	$(0.04)

SOUTHERN CONNECTICUT BANCORP, INC.
CONSOLIDATED BALANCE SHEETS
December 31, 2007 (unaudited) and December 31, 2006
	2007	2006
Assets
Cash and due from banks	$3,730,904	$5,821,084
Federal funds sold	21,100,000	22,700,000
Short-term investments	8,355,686	6,288,663
Cash and cash equivalents	33,186,590	34,809,747

Available for sale securities	5,265,679	8,054,821
Federal Home Loan Bank Stock	66,100	66,100
Loans receivable (net of allowance for loan losses)	85,995,128	75,306,255
Loans held for sale	354,606	118,223
Accrued interest receivable	533,690	467,698
Premises and equipment, net	3,577,720	4,424,828
Other assets	1,424,394	1,014,873
Total assets	$130,403,907	$124,262,545

Liabilities and Stockholders’ Equity
Liabilities
Deposits
Noninterest bearing deposits	$27,798,388	$29,463,030
Interest bearing deposits	79,624,004	71,810,490
Total deposits	107,422,392	101,273,520

Repurchase agreements	544,341	883,603
Accrued expenses and other liabilities	1,123,981	585,445
Capital lease obligations	1,186,043	1,188,128
Total liabilities	110,276,757	103,930,696

Commitments and Contingencies	-	-

Stockholders’ Equity
Preferred stock, no par value; 500,000 shares authorized;
none issued
Common stock, par value $.01; 5,000,000, shares authorized;	29,697	29,413
Additional paid-in capital	24,263,531	24,147,883
Accumulated deficit	(3,595,370)	(3,477,577)
Current Earnings (Loss)	(531,014)	(117,793)
Accumulated other comprehensive loss – net unrealized
loss on available for sale securities	(39,694)	(250,077)
Total stockholders' equity	20,127,150	20,331,849

Total liabilities and stockholders' equity	$130,403,907	$124,262,545

SOUTHERN CONNECTICUT BANCORP,INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three and Twelve Months Ended December 31, 2007 (unaudited) and 2006

	Three Months Ended		Twelve Months Ended
	December		December
	2007	2006	2007	2006
Interest Income
Interest and fees on loans	$1,964,058	$1,648,768	$7,539,044	$5,836,127
Interest on securities	63,413	78,116	259,052	312,995
Interest on federal funds sold and short-term investments	334,336	354,907	1,345,285	931,002
Total interest income	2,361,807	2,081,791	9,143,381	7,080,124

Interest Expense
Interest on deposits	796,523	696,293	3,192,322	2,029,578
Interest on capital lease obligations	44,014	43,789	175,796	174,683
Interest on repurchase agreements	2,919	5,707	9,658	18,804
Total interest expense	843,456	745,789	3,377,776	2,223,065

Net interest income	1,518,351	1,336,002	5,765,605	4,857,059

Provision for Loan Losses	92,018	(3,314)	538,480	253,495
Net interest income after
provision for loan losses	1,426,333	1,339,316	5,227,125	4,603,564

Noninterest Income:
Service charges and fees	157,436	118,378	609,888	471,540
Gains and fees from sales and referrals of SBA loans	-	23,051	45,286	147,084
Losses on sales of available for sale securities	-	-	-	-
Other noninterest income	56,494	28,271	305,321	185,442
Total noninterest income	213,930	169,700	960,495	804,066

Noninterest Expense
Salaries and benefits	829,899	799,685	3,430,037	3,037,132
Occupancy and equipment	217,923	207,178	852,504	763,944
Professional services	260,150	89,166	786,449	449,167
Data processing and other outside services	107,588	99,823	420,806	357,465
Advertising and promotional expense	19,685	52,065	38,898	223,911
Forms, printing and supplies	28,471	32,054	88,433	135,330
FDIC Insurance	30,058	7,537	124,155	27,451
Other operating expenses	543,664	120,850	977,352	531,024
Total noninterest expenses	2,037,438	1,408,358	6,718,634	5,525,424

Net (loss) income	$(397,175)	$100,658	$(531,014)	$(117,794)

Basic (Loss) Income per Share	$(0.13)	$0.03	$(0.18)	$(0.04)
Diluted (Loss) Income per Share	$(0.13)	$0.03	$(0.18)	$(0.04)

Dividends per Share	$-	$-	$-	$-